UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2005

                                 ---------------

                           PARALLEL TECHNOLOGIES, INC.
                           ---------------------------
               (Exact name of Registrant as specified in charter)

         Nevada                      0-19276                  13-3140715
------------------------       ---------------------      ----------------------
(State of Incorporation)       (Commission File No.)         (IRS Employer
                                                          Identification Number)

     1 Shuang Qiang Road, Jinzhou, Dalian, People's Republic of China 116100
     -----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

   Registrant's telephone number, including area code: (011)-86-411-8770-3333
--------------------------------------------------------------------------------


          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

                                TABLE OF CONTENTS

Item No.     Description of Item                                       Page No.
-------      ---------------------                                     -------

Item 2.01   Completion of Acquisition or Disposition of Assets........       3
Item 3.02   Unregistered Sale of Securities...........................       4
Item 3.03   Modification of  Rights of Security Holders..............        5
Item 5.02   Departure of Directors or Principal Officers;
                  Election of Officers; Appointment of Principal Officers    7

                                Explanatory Note

      On December 14, 2005, we filed a Current Report on Form 8-K to report on a series of transactions that occurred on December 13, 2005 in connection with the acquisition of substantially all the assets and business of Dalian Fushi Bimetallic Manufacturing Co., Ltd., a limited liability company organized under the laws of the People's Republic of China ("PRC"), by Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd. ("Dalian DPI"), a wholly foreign-owned entity in the PRC. Dalian DPI is wholly-owned by Diversified Products Inspections, Inc. ("DPI"), a Delaware corporation all of whose outstanding capital stock we acquired on December 13, 2005 as one of the transactions described below.

      On December 13, 2005, Dalian Fushi acquired approximately 50.96% of our outstanding common stock from Glenn A. Little, our then Chairman, President and controlling shareholder, and we issued shares of our series A convertible preferred stock to the former shareholders of DPI, principally the shareholders of Dalian Fushi, in exchange for all of the outstanding shares of DPI, and shares of our series B convertible preferred stock in a private placement offering to accredited investors for which an initial closing was held on that same date. A portion of the proceeds of the private placement offering were used by Dalian Fushi to purchase the shares of common stock from our former controlling shareholder.

      At the time we issued the series A and series B convertible preferred stock, we did not have sufficient authorized but unissued shares of common stock for a full conversion of those series of preferred stock. Consequently, we agreed to promptly effect a 245.27-for-one reverse stock-split of our common stock, without reducing the 100,000,000 shares of our authorized common stock. Upon the effectiveness of the reverse stock-split and after giving effect to the additional closing under our series B convertible preferred stock private placement offering on December 28, 2005, the series A and series B convertible preferred stock will automatically convert into approximately 77.85% and 21.25%, respectively, of our approximately 20 million outstanding shares of our common stock. Following the reverse stock-split, Dalian Fushi and its shareholders will own approximately 74% of our then outstanding shares of common stock, and will continue to control our company.

      On January 5, 2005, we mailed an Information Statement to our shareholders advising them of the reverse stock-split and a change in our corporate name to "Fushi International, Inc.," each of which was approved on December 5, 2005 by our then sole director and holder of a majority of our then outstanding voting stock by written consent in lieu of meeting in accordance with Nevada law. Under applicable SEC regulations, corporate action taken pursuant to consents or authorizations of security holders may not take effect prior to the 20th day following the date upon which an Information Statement notifying shareholders of the action(s) to be taken is sent or given to shareholders. We expect that the reverse stock-split will occur by the end of January 2006. See Item 3.03 for additional information concerning the reverse stock-split.

      Since under the laws of the PRC a foreign-owned entity, such as Dalian DPI, is unable to acquire a PRC entity, such as Dalian Fushi, by issuing our capital stock, and we did not have sufficient cash to purchase all of the assets of Dalian Fushi based on their appraised fair value, as required under the laws of the PRC, on December 13, 2005 Dalian DPI entered into a series of restructuring transactions with Dalian Fushi and its shareholders by which (i) it acquired substantially all the assets of Dalian Fushi with the net proceeds of the private placement offering and leased the remaining assets used in the business of Dalian Fushi for nominal consideration, and (ii) obtained control over the remaining operations and financial affairs of Dalian Fushi. Although we entered into agreements relating to the restructuring transactions on December 13, 2005, the restructuring transactions were not completed until December 28, 2005. On that date, we received gross proceeds of $775,000 at a closing under the private placement offering, which together with the $11,225,000 of gross proceeds we received at the initial closing on December 13,2005, provided us with total gross proceeds of $12 million. Except as stated above, the net proceeds of the offering will be used by Dalian DPI principally for the conduct of its business. See Item 3.02 for additional information on the issuance and sale of our series B convertible preferred stock and warrants at the closing on December 28, 2005.

      In connection with these transactions, and prior to the closing of Dalian Fushi's purchase of the shares of Glenn A. Little, our former majority shareholder, Mr. Little resigned as a director and appointed Li Fu, Yue Mathus Yang and John D. Kuhns as directors of our company. Mr. Fu and Mr. Yang are also beneficial shareholders and officers of Dalian Fushi. The directors of DPI and Dalian DPI are identical to ours. Mr. Little also resigned all his officer positions with us effective immediately following the closing of the private placement offering. Contemporaneous with Mr. Little's resignation from his officer positions, our new directors appointed new officers with immediate effect. See Item 5.02 for information concerning our new directors and officers.

      This Current Report is being filed to report on the completion of the restructuring transactions for the acquisition by DPI Dalian of the assets and business of Dalian Fushi, as well as the completion of the private placement offering of our series B convertible preferred stock. For additional information concerning the transactions described above and the business of Dalian Fushi, see our Current Report on Form 8-K filed with the SEC on December 14,2005.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      On December 28, 2005, we completed the acquisition of substantially all of the assets and business of Dalian Fushi . The business of Dalian Fushi is now being operated by our indirect subsidiary, Dalian DPI, a wholly foreign-owned entity in the PRC. Dalian DPI is wholly-owned by us.

      The business consists of manufacturing and selling copper clad aluminum and steel wire, both of which are bimetallic composite wire products that are principally used for network signal transmission cable, cable television wire, signal transmission cable, cable television subscriber lines, distribution lines, local area networks, inner conductor for access networks, telephone subscriber communication lines, patch cords for electronic components, power system grounding lines, conductor lines for electric railways and other applications.

      The transactions relating to the acquisition of the assets and business of Dalian Fushi and the business previously conducted by Dalian Fushi are discussed in Items 1.01 and 2.01 of our Current Report on Form 8-K filed with the SEC on December 14, 2005.

      As a result of the acquisition of DPI, and as set forth in the following diagram, DPI is now our direct, wholly-owned subsidiary and Dalian DPI is a wholly-owned subsidiary of DPI. Dalian DPI has acquired substantially all of the assets and business of Dalian Fushi and control over Dalian Fushi's remaining operations and financial affairs through the restructuring agreements. Consequently, we no longer are a shell company, as such term is defined under Rule 12b-2 of the Exchange Act.

-------------------------------
Parallel Technologies,
Inc. (to be changed to
Fushi International, Inc.)
-------------------------------
         |
         |     ------
         |      100%
         |     ------
         v
-------------------------------
Diversified Product
Inspections, Inc. (DPI)
-------------------------------
         |
         |     ------
         |      100%
         |     ------
         v
-------------------------------
Dalian Diversified
Product Inspections
Bimetallic Cable, Co.,
Ltd. (Dalian DPI)
-------------------------------
         |                            --------------------------
         |                            Dalian Fushi Bimetallic
         |                            Manufacturing Co., Ltd.
         v------------------------>   (Dalian Fushi)
-------------------------------       --------------------------
Restructuring Agreements
-------------------------------

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Series B Convertible Preferred Stock and Warrants

      On December 28, 2005, we completed our private placement offering of series B convertible preferred stock ("Series B Stock") and warrants, previously discussed in Item 3.02 of our Current Report on Form 8-K filed with the SEC on December 14, 2005, by selling the remaining 13,912.86 shares of Series B Stock, together with warrants, for $775,000 to three accredited investors. We sold a total of 215,424.84 shares of Series B Stock in the private placement for a total purchase price of $12,000,000. The Series B Stock is convertible automatically into approximately 4,250,000 shares of our common stock upon the occurrence of a 245.27-for-1 reverse stock-split of our common stock, which we expect will be effected before the end of January 2006. In addition to the Series B Stock, each investor received a warrant to purchase one share of common stock for every two shares of common stock that it will acquire upon the automatic conversion of the Series B Stock. For a discussion of the terms and conditions of our series B convertible preferred stock and warrants, see Item
3.03 and 2.01 (under the caption "Description of Our Securities") of our Current Report on Form 8-K filed with the SEC on December 14, 2005.

      We sold the Series B Stock, together with the warrants, in a private placement (the "Private Placement") through Kuhns Brothers Securities Corporation ("Kuhns Brothers Securities"), an NASD and SEC registered broker-dealer. Kuhns Brothers Securities is a subsidiary of Kuhns Brothers, Inc. The issuance and sale of the shares of Series B Stock and warrants was exempt from registration under Rule 506 of Regulation D under the Securities Act. All of the investors were "accredited investors" within the meaning of Rule 501(c) of Regulation D.

      Under the stock purchase agreements, we are required to register for resale each share of common stock into which the Series B Stock is convertible, as well as each share of common stock that may be acquired upon the exercise of each warrant.

      In connection with the placement of our Series B Stock and warrants, Kuhns Brothers Securities, as placement agent, received the following compensation:
(i) $200,000 cash as a signing fee, documentation fee and purchase fee, (ii) 10% of the total cash paid for the Series B Stock and warrants, (iii) 38,321 shares of our series A convertible preferred stock, which will convert automatically into approximately 756,017 shares of our common stock, and (iv) a warrant to purchase 424,929 shares of common stock after the reverse split-split at an exercise price of $3.1064 per share, exercisable within 5 years of the date of issue. In addition, Kuhns Brothers Securities is to receive 10% of the proceeds from the exercise of the warrants issued to the investors.

Item 3.03 Modification of Rights of Security Holders

Reverse Stock Split

      On December 5, 2005, our sole director adopted a resolution to amend our Articles of Incorporation to effect a 245.27 for 1 reverse stock-split of our common stock and to change our name to "Fushi International, Inc." On that same date, we obtained the written consent of the holder of a majority of our then outstanding shares of voting stock approving the Reverse Split and the name change. The reverse stock-split and name change will occur upon the filing of a certificate of amendment to our Articles of Incorporation with the Office of the Secretary of State of Nevada, not less than 20 days after, but within 25 days of, the mailing of an Information Statement to our shareholders advising them of the reverse stock-split and the change in our corporate name.

      On January 5, 2006, we mailed an Information Statement notifying our shareholders of the reverse stock-split and the change in our corporate name. Under applicable SEC regulations, corporate action(s) taken by consents or authorizations of security holders may not take effect prior to the 20th day after the date upon which an Information Statement notifying shareholders of those actions are sent or given to shareholders.

      At the time of the reverse stock-split, holders of outstanding shares of common stock will receive one share of post-reverse stock-split common stock for each 245.27 shares of pre-reverse stock-split common stock held as of the close of business on the date the certificate of amendment is filed. No fractional shares of common stock will be issued in connection with the reverse stock-split. All fractional share amounts resulting from the reverse stock-split will be rounded up to the next whole new share. In connection with the reverse stock-split, our Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the reverse stock-split. In the event the Board determines to provide such special treatment, shareholders holding 24,500 or fewer shares of common stock, but at least 12,250 shares of common stock, will receive 100 shares of common stock after the reverse stock-split, and persons holding less than 12,250 shares of common stock would not be affected. The terms and conditions of special treatment afforded to our shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of our Board of Directors.

      Upon the filing of the certificate of amendment:

      o the 784,575.16 outstanding shares of series A convertible preferred stock will be converted automatically into approximately 15,475,595 shares of common stock, without any action on the part of shareholders

      o the 215,424.84 outstanding shares of Series B Stock will be converted automatically into approximately 4,250,000 shares of common stock, without any action on the part of shareholders

      o the 39,243,659 outstanding shares of common stock will be converted automatically into approximately 160,000 shares of common stock, without any action on the part of shareholders. Of these shares, 81,543 shares will be owned by Dalian Fushi, with the other existing shareholders owning in the aggregate only approximately 78,458 shares.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      In connection with the transactions relating to our acquisition of substantially all of the assets and business of Dalian Fushi and the change in control of our company resulting from the sale of 50.96% of our common stock by our former majority shareholder to Dalian Fushi and the issuance of shares of series A convertible preferred stock to Dalian Fushi and its shareholders in exchange for their shares of DPI, all as previously reported in Items 1.01, 2.01 and 5.01 of our Current Report on Form 8-K filed with the SEC on December 14, 2005, we report the following changes in our directors and executive officers:

      On December 13, 2005, at the closing of the transactions, Glenn A. Little, our former director and president, appointed Messrs. Li Fu, Yue Mathus Yang and John D. Kuhns as directors and resigned as a director, and immediately following the initial closing of the private placement offering of our Series B Stock, resigned from all his positions with our company. The new board of directors appointed the individuals listed below to the offices set forth next to their respective names.

Directors and Executive Officers          Position/Title                Age
--------------------------------          --------------                ---

Li Fu                                Chairman of Board and              39
                                     President
Yue Mathus Yang                      Vice-President, Director           37
John D. Kuhns                        Secretary, Director                55
Wenbing Chris Wang                   Chief Financial Officer
                                     and Treasurer                      34

      The same persons also have been elected as directors of DPI and Dalian DPI and hold similar positions with each of these entities. Except for John D. Kuhns, each of our current executive officers and directors is a resident of the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

      There are no family relationships among our directors or executive officers.

      All our directors hold office until the next annual meeting of shareholders, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of our Board of Directors.

      Under the terms of the stock purchase agreements for the private placement of our series B convertible preferred stock (the "Series B Stock Purchase Agreements"), within 90 days of the initial closing of the Series B Stock Purchase Agreements and after consultation with the parties to that agreement, we are required to nominate a seven person Board of Directors and take all actions and obtain all consents, authorizations and approvals which are required to be obtained in order to effect the election of such persons. Of such seven-member Board of Directors, (i) two members will be members of the current management of Dalian Fushi, which we expect will continue to be Mr. Fu and Mr. Yang, (ii) one member will represent Kuhns Brothers, which we expect will continue to be Mr. Kuhn, (iii) and at least four members will be independent directors as determined pursuant to the American Stock Exchange Company Guide, which may be waived if we are unable to obtain a listing on that exchange within a certain amount of time.

      The Series B Stock Purchase Agreement also requires that we establish a five-member board of advisors.

Directors and Executive Officers of Dalian Fushi

Dalian Fushi's current executive officers and directors are as follows:

Directors and Executive Officers      Position/Title                     Age
--------------------------------      --------------                     ---

Li Fu                                 Executive Director                 39
Yue Yang                              General Manager                    37
Wenbing Chris Wang                    Chief Financial Officer            34
Xishan Yang                           Chief Engineer and                 67
                                       Executive Vice President
                                       of Research and Development
Chunyan Xu                            Supervisor Director                49

      Under Dalian Fushi's Articles of Association, Dalian Fushi's corporate governance consists of one Executive Director, one Supervisor Director and one General Manager. The Executive Director is elected and appointed by the shareholders for a term of three years and can be re-elected for consecutive terms. During the terms of his service, the shareholders cannot discharge the Executive Director without cause. The appointment and termination of the General Manager is determined by the Executive Director. The Supervisor Director is elected by the shareholders for a term of three years and can be re-elected for consecutive terms.

      The following is a description of the business experience for the last five years for each of the above named directors and executive officers of our company, DPI, Dalian DPI and Dalian Fushi.

      Mr. Li Fu was appointed Chairman and President of our company on December 13, 2005. Mr. Fu is a founder of Dalian Fushi and has been the Executive Director of Dalian Fushi since he founded the company in 2001. Prior to founding Dalian Fushi and focusing his time on Dalian Fushi's management and operations, Mr. Fu had founded and managed Dalian Fushi Enterprise Group Co., Ltd., a holding company owning various subsidiaries in the hotel, process control instrumentation, international trade, automobile maintenance and education businesses. Mr. Fu graduated from PLA University of Science and Technology with a degree in Engineering.

      Mr. Yue Yang was appointed Vice-President and a director of our company on December 13, 2005. He has served as the General Manager of Dalian Fushi since November 2004. Mr. Yang is the founder of Forward Investment Co., Ltd and has served as its Chairman since 2000. Prior to that, Mr. Yang worked for Liaoning Province Economic & Trade Collaboration Enterprise Group as an Executive VP from 1994 to 1998 and the Export Department of Liaoning Province Chemicals Import & Export Corporation as a Business Manager from 1990 to 1994. Mr. Yang graduated from Shenyang Finance University with a Bachelor's Degree in International Trade.

      Mr. John D. Kuhns was appointed a director of our company on December 13, 2005. Mr. Kuhns has been a 45% shareholder, a director and chairman of Kuhns Brothers, Inc., a holding company founded in 1987 for its 100% subsidiary, Kuhns Bros. & Co., Inc., an investment banking firm specializing in providing financing for power technology ventures, and, more recently, manufacturing operations within the PRC. Additionally, Kuhns Brothers, Inc. owns 100% of Kuhns Brothers Securities Corporation, a broker dealer, registered with the Securities and Exchange Commission, in which Mr. Kuhns is the Chairman. Since March 2005, Mr. Kuhns has been a director and chairman of Deli Solar (USA), Inc., a U.S. reporting company with solar hot water heaters manufacturing operation in the PRC. Since 2002 Mr. Kuhns has been a director and chairman of Distributed Power, Inc., a public company that owns electric generating projects. Mr. Kuhns is also a director of China Sciences Conservational Power Limited, a company listed on the Hong Kong Stock Exchange. Neither of the foregoing Kuhns companies, nor Deli Solar (USA), Inc., Distributed Power, Inc. or China Sciences Conservational Power Limited are affiliated with the Company. Mr. Kuhns holds a bachelors degree in sociology and fine arts from Georgetown University, a master's degree in fine arts from the University of Chicago and an MBA degree from the Harvard Business School.

      Mr. Chris Wenbing Wang has served as our Chief Financial Officer and Treasurer since December 13, 2005. From November 2004 to March 2005, Wang served as an Executive Vice President of Redwood Capital, Inc, with specific focus on providing strategic and financial advisory services to China based clients seeking access to the U.S. capital markets. Mr. Wang previously served as Assistant VP of Portfolio Management at China Century Investment Corporation from October 2002 to September 2004. Mr. Wang began his investment banking career at Credit Suisse First Boston (HK) Ltd in 2001. From 1999 to 2000, Mr. Wang worked for VCChina as Management Analyst. Fluent in both English and Chinese, Mr. Wang holds an MBA from Simon Business School of University of Rochester and is a Level III candidate of the Chartered Financial Analyst (CFA) Program.

      Mr. Xishan Yang has served as the Executive Vice President of R & D and Chief Engineer of Dalian Fushi since its inception in 2001. Mr. Yang has more than 40 years of working experience in the communication electronics industry. He had held executive management positions with a number of electronic enterprises prior to joining our company. During his career, Mr. Yang has focused on the development, design, and processes of metallic and bimetallic cable production. He holds several patents for the design of the modified Cladding and Drawing processes for CCA and CCS production used by Dalian Fushi and has extensive experience in production management. Mr. Yang graduated from Harbin Industrial University with a graduate degree in engineering.

      Ms. Chunyan Xu has served as the Supervisor Director of Dalian Fushi since 2001. She previously served as the Chief Accountant at the Dalian Personnel Bureau and served as a Finance Manager of a Chinese public company. Ms. Xu has many years of experience in industrial accounting, public company accounting and accounting management.

      To our knowledge, during the last five years, none of our directors and executive officers (including those of our subsidiaries) has

      o Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

      o Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

      o Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

      o Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 9.01 Financial Statements and Exhibits.

      (b) The following exhibits are filed with this Current Report:

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Stock Purchase Agreement, dated as of December 13, 2005 by and among Parallel Technologies, Inc., Dalian Fushi, the management of Dalian Fushi, Chinamerica Fund, LP, and the other investors named therein.*

4.2               Form of Warrant.*

4.4 Form of Amendment No. 1 to Stock Purchase Agreement, dated as of December 13, 2005 by and among Parallel Technologies, Inc., Dalian Fushi, the management of Dalian Fushi, Chinamerica Fund, LP, and the other investors named therein.

4.5 Form of Stock Purchase Agreement, dated as of December 28, 2005 by and among Parallel Technologies, Inc., Dalian Fushi, the management of Dalian Fushi, Heller Capital Investments, LLC, and the other investors named therein.

------
* Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the SEC on December 14, 2005.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006                   Parallel Technologies, Inc.
                                            (Registrant)

                                        By: /s/ Wenbing Cris Wang
                                            ------------------------------------
                                            Wenbing Chris Wang
                                            Chief Financial Officer